   As filed with the Securities and Exchange Commission on September 27, 2001
                                               Registration No. 333-______

================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                                06-1047163
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
       incorporation)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)
                             ----------------------

          OPTIONS ASSUMED BY GENZYME CORPORATION IN CONNECTION WITH THE
          MERGER OF A WHOLLY OWNED SUBSIDIARY OF GENZYME WITH AND INTO
           NOVAZYME PHARMACEUTICALS, INC. ORIGINALLY GRANTED UNDER THE
         NOVAZYME PHARMACEUTICALS, INC. 2000 STOCK OPTION PLAN AND 2001
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                             ----------------------

                                PETER WIRTH, ESQ.
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

 ------------------------------------------------------------------------------------------------------------------
                                                            Proposed maximum    Proposed maximum      Amount of
  Title of each class of securities to     Amount to be      offering price    aggregate offering   registration
             be registered                  registered          per share            price               fee
 ------------------------------------------------------------------------------------------------------------------
 Genzyme General Division Common        158,868 shares (2)     $13.13 (3)        $1,131,870 (4)         $283
   Stock, $0.01 par value per share (1)
 ------------------------------------------------------------------------------------------------------------------

(1) Includes associated purchase rights which currently are evidenced by certificates for shares of Genzyme General Division common stock ("Genzyme General Stock") and automatically trade with such shares.

(2) Such shares are issuable upon the exercise of options assumed by the Registrant pursuant to an Agreement and Plan of Merger dated as of August 6, 2001 by and among the Registrant, Rodeo Merger Corp. and Novazyme Pharmaceuticals, Inc. This registration statement shall also cover such additional number of shares of Genzyme General Stock as are required for issuance upon a stock split, stock dividend or similar transaction.

(3) Each holder of an assumed option may purchase shares of Genzyme General Stock pursuant to the terms of its option agreement. The proposed maximum offering price per share reflects the highest exercise price per share provided in the terms of the option agreements.

(4) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the weighted average exercise price ($7.12) of the outstanding options.

                             INTRODUCTORY STATEMENT

         This Registration Statement on Form S-8 is being filed to register 158,868 shares of our Genzyme General Division common stock, par value $0.01 per share, issuable upon the exercise of options that we assumed in connection with our acquisition of Novazyme Pharmaceuticals, Inc., a Delaware corporation, effective as of September 26, 2001. These options were originally granted to employees and directors under Novazyme's 2000 Stock Option Plan and 2001 Stock Option Plan.

         Pursuant to the Agreement and Plan of Merger dated as of August 6, 2001 by and among Genzyme Corporation, Rodeo Merger Corp. and Novazyme, Rodeo Merger Corp. merged with and into Novazyme whereupon Novazyme became a wholly-owned subsidiary of ours. Under the terms of the Agreement and Plan of Merger, each outstanding option to purchase Novazyme common stock is exercisable upon the same terms and conditions as provided in the Novazyme plan under which the option was issued, except that the assumed option is exercisable for the number of shares of Genzyme General Division common stock equal to the number of shares of Novazyme common stock that were issuable upon exercise of the option immediately before the merger multiplied by 0.5714 at a per share exercise price equal to the exercise price for which the option was exercisable immediately before the merger divided by 0.5714.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents that we filed with the SEC are incorporated herein by reference:

         1. Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 (filed on May 15, 2001) and June 30, 2001 (filed on August 14,
             2001);

         3. Current Reports on Form 8-K filed on December 15, 2000 (as amended on Form 8-K/A filed on February 27, 2001 and May 3, 2001), January 2, 2001 (as amended on Form 8-K/A filed on March 2, 2001 and May 3,
             2001), March 9, 2001, April 26, 2001, May 11, 2001, May 22, 2001,
             June 6, 2001, June 6, 2001, July 12, 2001, August 22, 2001, August
             28, 2001 and September 20, 2001;

         4. Current Report on Form 8-K filed on May 18, 2001 which contains the audited financial statements of Wyntek Diagnostics, Inc. as of December 31, 2000 and 1999 and for each of the two years in the period ended December 31, 2000, including the independent accountants' report dated January 31, 2001, and the unaudited financial statements of Wyntek Diagnostics, Inc. as of and for the three months ended March 31, 2001 and 2000;

         5. Current Report on Form 8-K filed on September 7, 2001 which contains the audited financial statements of Novazyme as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the periods from inception (April 16, 1999) to December 31, 1999 and 2000, including the report of independent public accountants dated February 26, 2001, and the unaudited financial statements of Novazyme as of June 30, 2001 and December 31, 2000 and for the six months ended June 30, 2001 and 2000 and the period from inception (April 16, 1999) to June 30, 2001;

         6.  Proxy Statement on Schedule 14A filed on April 24, 2001;

         7. The description of Genzyme General Stock contained in our Registration Statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, including any further amendment or report filed hereafter for the purpose of updating such description; and

         8. The description of Genzyme General Stock purchase rights contained in our Registration Statement on Form 8-A filed on December 19, 2000, as amended on June 6, 2001, including any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Genzyme General Stock offered hereunder have been sold or which deregisters all shares of Genzyme General Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We also incorporate by reference the material set forth below that GelTex Pharmaceuticals, Inc., Biomatrix, Inc. and Focal, Inc. have previously filed with the SEC.

GELTEX FILINGS (FILE NO. 0-26872)

         1. Audited financial statements and related notes, including the report of independent auditors, of GelTex set forth on pages F-1 to F-20 of GelTex' Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 30, 2000), as amended on November 7, 2000.

         2. Audited financial statements and related notes, including the report of independent accountants, of RenaGel LLC set forth in
             Exhibit 99.1 to GelTex' Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 30, 2000), as amended on November 7, 2000.

         3. Unaudited financial statements and related notes of GelTex set forth on pages 3 to 9 of GelTex' Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (filed on November 14, 2000).

BIOMATRIX FILINGS (FILE NO. 0-19373)

         1. Audited financial statements and related notes, including the report of independent accountants, of Biomatrix set forth on pages F-1 to F-21 of Biomatrix' Annual Report on Form 10-K for the year ended December 31, 1999 (filed on March 30, 2000), as amended on April 26, 2000 and October 26, 2000.

         2. Unaudited financial statements and related notes of Biomatrix set forth on pages 3 to 14 of Biomatrix' Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (filed on November 14,
             2000).

FOCAL FILINGS (FILE NO. 0-23247)

         1. Audited financial statements and related notes, including the report of independent auditors, of Focal set forth on pages 35 to 51 of Focal's Annual Report on Form 10-K for the year ended December 31, 2000 (filed on April 2, 2001), as amended on April 30, 2001.

         2. Unaudited financial statements and related notes of Focal set forth on pages 3 to 9 of Focal's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (filed on May 9, 2001).

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's amended and restated articles of organization, by-laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of Genzyme or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of Genzyme's by-laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct); PROVIDED that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Genzyme or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and PROVIDED, FURTHER, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by Genzyme, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         Genzyme also has in place agreements with its officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's by-laws.

         Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Article VI.C.5. of Genzyme's Amended and Restated Articles of Organization provides that no director shall be personally liable to Genzyme or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See Exhibit Index immediately following signature page.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of September 27, 2001.

                                          GENZYME CORPORATION

                                          By: /s/ Michael S. Wyzga
                                             ----------------------------------
                                             Michael S. Wyzga
                                             Senior Vice President, Finance;
                                             Chief Financial Officer; and
                                             Chief Accounting Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan
M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
/s/ Henri A. Termeer
------------------------------------------          Principal Executive Officer            September 27, 2001
Henri A. Termeer                                    and Director

/s/ Michael S. Wyzga
------------------------------------------          Principal Financial and                September 27, 2001
Michael S. Wyzga                                    Accounting Officer

/s/ Constantine E. Anagnostopoulos
------------------------------------------          Director                               September 27, 2001
Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume
------------------------------------------          Director                               September 27, 2001
Douglas A. Berthiaume

/s/ Henry E. Blair
------------------------------------------          Director                               September 27, 2001
Henry E. Blair

/s/ Robert J. Carpenter
------------------------------------------          Director                               September 27, 2001
Robert J. Carpenter


                                      II-6

/s/ Charles L. Cooney
------------------------------------------          Director                               September 27, 2001
Charles L. Cooney

------------------------------------------          Director
Victor J. Dzau

/s/ Connie Mack III
------------------------------------------          Director                               September 25, 2001
Connie Mack III

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION
     4.1          Restated Articles of Organization of Genzyme, as amended. Filed as Exhibit 3 to Genzyme's Current Report on
                  Form 8-K filed with the SEC on June 6, 2001, and incorporated herein by reference.

     4.2          By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to Genzyme's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference.

     4.3          Second Amended and Restated Renewed Rights Agreement dated as of December 18, 2000 between Genzyme and American
                  Stock Transfer and Trust Company. Filed as Exhibit 4 to Genzyme's Registration Statement on Form 8-A filed on
                  December 19, 2000, as amended on June 6, 2001, and incorporated herein by reference.

     4.4          Biomatrix, Inc. 6.9% Convertible Subordinated Note due May 14, 2003. Filed as Exhibit 4.1 to Genzyme's Current
                  Report on Form 8-K filed on January 2, 2001 and incorporated herein by reference.

     4.5          Warrant Agreement between Genzyme and Comdisco, Inc. Filed as Exhibit 10.22 to a General Form for Registration on
                  Form 10 of PharmaGenics, Inc. (File No.0-20138), and incorporated herein by reference.

     4.6          Indenture, dated as of May 8, 2001, by and between Genzyme and State Street Bank and Trust Company as trustee, including the form of debenture. Filed as Exhibit 4.1 to Genzyme's Current Report on Form 8-K filed on
                  May 11, 2001, and incorporated herein by reference.

     4.7          Registration Rights Agreement, dated as of May 3, 2001, by and among Genzyme, Credit Suisse First Boston
                  Corporation, Goldman Sachs & Co. and Salomon Smith Barney Inc. Filed as Exhibit 4.2 to Genzyme's Current Report
                  on Form 8-K filed on May 11, 2001, and incorporated herein by reference.

     5            Opinion of Palmer & Dodge LLP. Filed herewith.

     23.1         Consent of PricewaterhouseCoopers LLP, independent accountants to Genzyme. Filed herewith.

     23.2         Consent of Ernst & Young LLP, independent auditors to Focal, Inc. Filed herewith.

     23.3         Consent of Ernst & Young LLP, independent auditors to GelTex Pharmaceuticals, Inc. Filed herewith.

     23.4         Consent of PricewaterhouseCoopers LLP, independent accountants to Biomatrix, Inc. Filed herewith.

     23.5         Consent of PricewaterhouseCoopers LLP, independent accountants to RenaGel LLC. Filed herewith.

                                      II-8

        C
     23.6         Consent of McKay, Carne, Buniva & Lazarus LLP, independent accountants to Wyntek Diagnostics, Inc. Filed herewith.

     23.7         Consent of Arthur Andersen LLP, independent accountants to Novazyme Pharmaceuticals, Inc.  Filed herewith.

     23.8         Consent of Palmer & Dodge LLP (contained in Exhibit 5 hereto).

     24           Power of Attorney (included on signature page to this registration statement).